EXHIBIT 99.1

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS

THIRD QUARTER 2006 FINANCIAL RESULTS

Houston, Texas (November 9, 2006)

Landry’s Restaurants, Inc. (NYSE: LNY – News; the “Company”), one of the nation’s largest casual dining and entertainment companies announced its earnings for the third quarter ended September 30, 2006.

Revenues from continuing operations for the three months ended September 30, 2006, totaled $290.4 million, as compared to $220.9 million a year earlier. Net interest expense, primarily associated with the Company’s Golden Nugget acquisition and subsequent renovation was $12.8 million in the third quarter of 2006, compared to $7.3 million in the third quarter of 2005. As previously announced, the Company recorded impairment charges approximating $5.9 million, net of tax or $0.27 per share – diluted in the third quarter of 2006 for Joe’s Crab Shack locations held for conversion to another Landry’s concept. Stock compensation expense recorded in the third quarter of 2006 increased approximately $0.04 per share – diluted compared to the prior year. Net income from continuing operations for the quarter was $3.4 million, compared to $9.1 million reported last year. Earnings per share – diluted from continuing operations for the quarter were $0.15, compared to $0.42 reported last year. Excluding the incremental impairment and stock compensation charges, earnings per share – diluted from continuing operations were $0.46 for the third quarter of 2006 as compared to $0.42 in the prior year. Same store sales for the Company’s restaurants increased approximately 1.0% for the quarter.

Revenues from continuing operations for the nine months ended September 30, 2006, totaled $859.7 million, as compared to $640.5 million a year earlier. Net interest expense for the nine months ended September 30, 2006 was $37.5 million, compared to $19.5 million for the same period in 2005. Net earnings from continuing operations for the nine months were $27.7 million, compared to $25.1 million reported last year. Earnings per share – diluted from continuing operations for the nine months were $1.26, compared to $1.07 in the prior year.

Tilman J. Fertitta, Chairman, President and Chief Executive Officer stated, “The Golden Nugget renovations are substantially completed, and I am extremely pleased with the improvements. With the pending sale of Joe’s, we will sharpen our focus on our higher end restaurants, hospitality and gaming assets.”

As a result of our previously announced agreement to sell 120 Joe’s Crab Shack restaurants and close certain additional Joe’s locations, the results of operations for these restaurants are reflected as discontinued operations in the Company’s financial statements. The loss from discontinued operations, net of taxes, for the quarter was $33.3 million or $1.51 per share – diluted compared to income of $6.9 million in the prior year. The 2006 loss includes impairment and store closing charges of $34.6 million, after tax. Therefore, the consolidated net loss for the quarter was $30.0 million or $1.36 per share – diluted, compared to net income of $16.0 million or $0.73 per share – diluted in 2005. The loss from discontinued operations, net of taxes, was $41.1 million for the nine months ended September 30, 2006 as compared to income of $15.8 million for the prior year. Included in the 2006 loss for the nine months is impairment and store closing charges of $40.6 million, net of tax. Loss per share – diluted for the nine months ended September 30, 2006 were $0.61 as compared to earnings per share – diluted of $1.75 in the prior year.

Rick H. Liem, Senior Vice President and Chief Financial Officer stated, “Our higher-end restaurant concepts and our hospitality and gaming businesses performed well in the third quarter, despite a difficult operating environment. We look forward to implementing our strategy of concentrating on these businesses.”

The Company’s continuing operations include restaurants primarily under the trade names Landry’s Seafood House, Chart House, Rainforest Cafe, Saltgrass Steak House and the Signature Group as well as other businesses including hotels, marinas, amusements, retail and the Golden Nugget Hotels and Casinos in Las Vegas and Laughlin, Nevada at September 30, 2006.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta		Rick H. Liem
	Chairman, President and CEO	or	Senior Vice President and CFO
	(713) 850-1010		(713) 850-1010

LANDRY'S RESTAURANTS, INC.

CONSOLIDATED INCOME STATEMENTS (000's except per share amounts)

	FOR THE QUARTER ENDED September 30, 2006		FOR THE QUARTER ENDED September 30, 2005		FOR THE NINE MONTHS ENDED September 30, 2006		FOR THE NINE MONTHS ENDED September 30, 2005
REVENUES	$290,369	100.0%	$220,876	100.0%	$859,710	100.0%	$640,462	100.0%

COST OF REVENUES	68,078	23.4%	59,603	27.0%	197,853	23.0%	176,185	27.5%
LABOR	95,224	32.9%	64,131	29.0%	279,033	32.5%	185,642	29.0%

OTHER OPERATING EXPENSES	74,762	25.7%	53,496	24.2%	212,737	24.7%	155,305	24.2%

UNIT LEVEL PROFIT	52,305	18.0%	43,646	19.8%	170,087	19.8%	123,330	19.3%

GENERAL & ADMINISTRATIVE	13,558	4.7%	12,015	5.4%	41,397	4.8%	35,391	5.5%
PRE-OPENING COSTS	1,799	0.6%	1,012	0.5%	5,051	0.6%	1,766	0.3%
DEPRECIATION & AMORTIZATION	14,917	5.1%	10,987	5.0%	42,707	5.0%	31,748	5.0%
ASSET IMPAIRMENT EXPENSE	8,636	3.0%	—	0.0%	8,636	1.0%	—	0.0%
TOTAL OPERATING INCOME	13,395	4.6%	19,632	8.9%	72,296	8.4%	54,425	8.5%
OTHER EXPENSE (INCOME)	12,776		7,191		36,379		19,793
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	619		12,441		35,917		34,632
TAX PROVISION (BENEFIT)	(2,768)		3,318		8,228		9,552

INCOME FROM CONTINUING OPERATIONS	3,387		9,123		27,689		25,080
INCOME (LOSS) FROM DISCONTINUED
OPERATIONS, NET OF TAXES	(33,337)		6,855		(41,094)		15,818
NET INCOME (LOSS)	$(29,950)		$15,978		$(13,405)		$40,898
EARNINGS (LOSS) PER SHARE—BASIC:
INCOME FROM CONTINUING OPERATIONS	$0.16		$0.43		$1.30		$1.11
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(1.56)		0.32		(1.93)		0.70

NET INCOME (LOSS)	$(1.40)		$0.75		$(0.63)		$1.81

AVERAGE SHARES	21,350		21,275		21,350		22,575
EARNINGS (LOSS) PER SHARE—DILUTED:
INCOME FROM CONTINUING OPERATIONS	$0.15		$0.42		$1.26		$1.07
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(1.51)		0.31		(1.87)		0.68

NET INCOME (LOSS)	$(1.36)		$0.73		$(0.61)		$1.75

AVERAGE SHARES	22,000		21,900		22,000		23,300

EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization):
Net income	(29,950)		15,978		(13,405)		40,898
Add back:
Income (loss) from discontinued operations	33,337		(6,855)		41,094		(15,818)
Tax provision (benefit)	(2,768)		3,318		8,228		9,552
Other expense (income)	12,776		7,191		36,379		19,793
Depreciation and amortization	14,917		10,987		42,707		31,748
Asset impairment expense	8,636		—		8,636		—
EBITDA	36,948		30,619		123,639		86,173

EBITDA is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.

LANDRY'S RESTAURANTS, INC.

CONDENSED UNAUDITED BALANCE SHEETS

($ in Millions except per share amounts)

	September 30, 2006	December 31, 2005
	(unaudited)
Cash & equivalents	$23.2	$38.9
Assets related to discontinued operations	215.3	275.5
Other current assets	96.8	101.5

Total current assets	335.3	415.9

Property & equipment, net	1,213.3	1,112.2
Other assets	99.6	84.5

Total assets	$1,648.2	$1,612.6

Current liabilities	$202.8	$204.0
Liabilities related to discontinued operations	31.9	22.6
Long-term debt	860.4	816.0
Other non-current	49.3	53.2

Total liabilities	1,144.4	1,095.8
Total stockholders’ equity	503.8	516.8

Total liabilities & equity	$1,648.2	$1,612.6

Net book value per share	$22.76	$23.93